     As filed with the Securities and Exchange Commission on March 7, 1994

                                                            Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                               -------------------

                             CARDINAL HEALTH, INC.
                (formerly known as Cardinal Distribution, Inc.)
             (Exact name of registrant as specified in its charter)

            Ohio                                      31-0958666
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                     Identification No.)

655 Metro Place South, Suite 925, Dublin, Ohio             43017
    (Address of Principal Executive Offices)             (Zip Code)

                               -------------------

                             CARDINAL HEALTH, INC.
                          DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

                               -------------------

                            George H. Bennett, Jr.,
                  Executive Vice President and General Counsel
                             Cardinal Health, Inc.
                        655 Metro Place South, Suite 925
                               Dublin, Ohio 43017
                    (Name and address of agent for service)

                                 (614) 761-8700
         (Telephone number, including area code, of agent for service)

                               -------------------

                        CALCULATION OF REGISTRATION FEE
==================================================================================================================
Title of             Amount                Proposed                 Proposed                  Amount of
securities to        to be                 maximum offering         maximum aggregate         registration
be registered        registered(1)         price per share*         offering price(2)         fee
- ------------------------------------------------------------------------------------------------------------------
Common Shares,
without par
value                 285,156              $ 48.50                   $ 13,830,066              $ 4,769.02
==================================================================================================================

(1) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee, based on the average of the high and low reported sale prices on February 28, 1994, of the registrant's Common Shares as reported on the NASDAQ National Market System.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The shares registered by Cardinal Health, Inc. (the "Company") pursuant to this Registration Statement will be issued under the Company's Directors' Stock Option Plan.

         In a Registration Statement on Form S-8 (No. 33-38021), the Company previously registered 171,875 of its Common Shares for issuance under the Plan, as subsequently adjusted for stock splits and stock dividends. The contents of such Registration Statement are incorporated by reference herein.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Common Shares offered hereby has been passed upon for the Company by Baker & Hostetler, Cleveland, Ohio. Michael E. Moritz, a director and Secretary of the Company, is a partner of Baker & Hostetler and, as of February 28, 1994, was the beneficial owner of 457,229 Common Shares.



ITEM 8.  EXHIBITS.

Exhibit Number                    Description of Exhibit
- --------------                    ----------------------
     5                            Opinion of Baker & Hostetler as to legality of the Common Shares being registered

    23(a)                         Consent of Deloitte & Touche

    23(b)                         Consent of Arthur Andersen & Co.

    23(c)                         Consent of Baker & Hostetler (included in Opinion filed as Exhibit 5 hereto)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 7th day of March, 1994.

                                CARDINAL HEALTH, INC.

                                By: /s/ Robert D. Walter
                                    -------------------------------------
                                    Robert D. Walter, Chairman and Chief
                                    Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert D. Walter, George H. Bennett, Jr., and Michael E. Moritz, and each of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of March, 1994.


   Signature                                                                 Title
   ---------                                                                 -----

/s/Robert D. Walter                                                 Chairman and Chief Executive
- -------------------------------------------------------------       Officer (principal executive officer)
Robert D. Walter


/s/David Bearman                                                    Executive Vice President and Chief
- -------------------------------------------------------------       Financial Officer (principal financial officer and
David Bearman                                                       principal accounting officer)


/s/Mitchell J. Blutt, M.D.                                          Director
- -------------------------------------------------------------
Mitchell J. Blutt, M.D.


/s/John F. Finn                                                     Director
- -------------------------------------------------------------
John F. Finn


/s/Robert L. Gerbig                                                 Director
- -------------------------------------------------------------
Robert L. Gerbig

/s/Michael S. Gross                                                 Director
- -------------------------------------------------------------
Michael S. Gross


/s/John F. Havens                                                   Director
- -------------------------------------------------------------
John F. Havens


/s/James L. Heskett                                                 Director
- -------------------------------------------------------------
James L. Heskett


/s/John C. Kane                                                     Director
- -------------------------------------------------------------
John C. Kane


/s/George R. Manser                                                 Director
- -------------------------------------------------------------
George R. Manser


/s/John B. McCoy                                                    Director
- -------------------------------------------------------------
John B. McCoy


/s/Michael E. Moritz                                                Director
- -------------------------------------------------------------
Michael E. Moritz


/s/Jerry E. Robertson                                               Director
- -------------------------------------------------------------
Jerry E. Robertson


/s/L. Jack Van Fossen                                               Director
- -------------------------------------------------------------
L. Jack Van Fossen


/s/Melburne G. Whitmire                                            Director
- -------------------------------------------------------------
Melburne G. Whitmire

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                     EXHIBIT DESCRIPTION
- ------                     -------------------
5                          Opinion of Baker & Hostetler as to legality of
                           the Common Shares being registered

23(a)                      Consent of Deloitte & Touche

23(b)                      Consent of Arthur Andersen & Co.

23(c) Consent of Baker & Hostetler (included in Opinion filed as Exhibit 5 hereto)